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                                                                   Exhibit 10.35
                                 AMENDMENT TO
                 BRAND, TECHNOLOGY AND CO-MARKETING AGREEMENT


     This Amendment to Brand, Technology and Co-Marketing Agreement ("Amendment") is made and entered into this 7th day of November, 2000 ("Effective Date") by and between Genuity Solutions Inc. ("Genuity"), TELUS Corporation ("TELUS") and Genuity Inc., acting as guarantor of the obligations of Genuity.


     WHEREAS, the parties entered into a Brand, Technology and Co-Marketing Agreement dated June 30, 2000 (the "Agreement"); and

     WHEREAS, a condition subsequent of the Agreement is the conclusion by the parties of a definitive amendment to the Agreement covering the issues outlined in Section 17 of the Agreement; and

     WHEREAS, TELUS and GTE Corporation ("GTE") entered into a Software and Related Technology and Services Agreement made as of February 1, 1999 (the "GTE Agreement"); and

     WHEREAS, the parties have reached agreement on such issues and certain other matters and now wish to memorialize their agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:


1.  Payments
    --------

1.1 Genuity has advised TELUS that a portion of each payment made or to be made by TELUS to GTE under the terms of the GTE Agreement is for the benefit of Genuity. In the event that GTE fails to remit to Genuity its portion of any payment made by TELUS, then TELUS shall have the right but not the obligation to pay such amount directly to Genuity, provided that Genuity shall have first notified TELUS in writing of the amount that GTE failed to remit to Genuity and the time period during which TELUS can make payment in lieu of GTE.

1.2 TELUS acknowledges and agrees that no dispute between GTE and TELUS relating to the GTE Agreement is intended to adversely impact Genuity's rights under the Agreement, including Genuity's right to receive compensation for the license of its trademarks, software and know-how. For the avoidance of doubt, TELUS shall not withhold payments to GTE which are for the benefit of Genuity where there is no outstanding material breach of the Agreement by Genuity.

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1.3 Genuity acknowledges and agrees that no dispute between GTE and its
    Affiliates (including Verizon Communications Inc. ("Verizon")) and Genuity is intended to adversely impact TELUS' rights under the Agreement, including TELUS' exclusive license of the trademarks, software and know-how of Genuity and its Affiliates. For the avoidance of doubt, notwithstanding any non-payment by GTE or Verizon to Genuity or any other breach or dispute between them or their Affiliates, Genuity and its Affiliates shall not withhold performance under the Agreement where there is no outstanding material breach of the Agreement by TELUS.


2.  Preferred Supplier
    ------------------

2.1 "IP Services" and "Non-IP Services" shall have the meaning set forth in Exhibit A to this Amendment.

2.2 TELUS has obtained an agreement from GTE to waive its right under the Definitive Agreement to be the preferred supplier to TELUS of IP Services in the United States, for the duration of the Agreement but in no event after the termination of the GTE-Genuity Agreement (defined below), and if the Agreement were terminated before June 30, 2005, then for a further period of six months following its termination but in no event subsequent to June 30, 2005, but such waiver is only to permit TELUS to purchase IP Services in the United States from Genuity Inc. and those Affiliates Controlled by it for as long as such Control exists (collectively, the "Genuity Companies"). Accordingly, Genuity hereby waives any right to be the preferred supplier to TELUS of IP Services in the United States under Section 15 of the Agreement to the extent that such right has not been waived by GTE under the GTE Agreement as amended by an Amending Agreement dated November __, 2000, as stated in this Section 2.2, only if TELUS is negotiating to purchase such services from GTE, Verizon or any of their Affiliates. In the event that both GTE and Verizon and their Affiliates are unable to address a TELUS' requirement for an IP Service in the United States, then TELUS shall again comply with Section 15 of the Agreement. Genuity hereby further waives its right under Section 15 of the Agreement to be the preferred supplier to TELUS of Non-IP Services in the United States only if TELUS is negotiating to purchase such services from GTE, Verizon or any of their Affiliates. In the event that both GTE and Verizon and their Affiliates are unable to address a TELUS' requirement for a Non-IP Service in the United States, then TELUS shall comply with Section 15 of the Agreement.

2.3 In furtherance of Sections 2.1 and 2.2, the parties agree to develop and implement, in consultation with GTE, an operational model for coordinating GTE's and Genuity's preferred supplier rights in a manner that is consistent with the parties' agreements and protects the rights and business interests of all three parties. In this regard, Genuity confirms to TELUS that Genuity and GTE have agreed, and TELUS and Genuity hereby

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    agree with each other, to appoint, prior to December 31, 2000, appropriate personnel and to use commercially reasonable efforts to develop and implement an operational model for coordinating GTE's and Genuity's preferred supplier relationships with TELUS. The parties agree that the development and implementation of this operational model shall be consistent with the preferred supplier principles set forth in this Agreement and the GTE Agreement and shall not modify or amend these principles in any manner.

2.4 The parties agree that, in the event that the Agreement is terminated on or before June 30, 2005 as a result of Verizon or GTE or any of their Affiliates selling or transferring all or a majority of its interest in Genuity Inc. to a third party, then Genuity's preferred supplier rights in respect of IP Services as set forth in the Agreement and amended by Sections
    2.1 and 2.2 of this Amendment shall continue for a period of six (6) months from the date of termination of the Agreement or until June 30, 2005, whichever shall occur first. This provision shall survive the termination of this Agreement.


3.  Remedies for Breach
    -------------------

    Each party acknowledges and agrees that the payment mechanism set forth in
    Section 6.1 of the Agreement shall not affect or impair either party's right to make claims directly against the other party in the event that such party has breached its obligations under the Agreement, subject to the qualifications set forth in Section 1 hereof. For the avoidance of doubt, TELUS' payment obligations are satisfied by remittance to GTE of the royalty fees payable by TELUS to GTE under the GTE Agreement or a portion thereof that is no less than the amount agreed to be paid by Verizon or GTE to Genuity under the agreement made between them (the "GTE-Genuity Agreement").


4.  Term and Termination
    --------------------

4.1 Genuity confirms to TELUS that the GTE-Genuity Agreement shall terminate and may only be terminated on the earliest of:

    (i) June 30, 2005 (unless the Federal Communications Commission grants GTE (or any of its affiliated companies, including Verizon Communications Inc.) an extension of time to satisfy the conditions for acquiring Control of Genuity Inc., in which case the end date of the extension period will be referenced in lieu of June 30, 2005); or
    (ii) the date that GTE (or any of its affiliated companies or successors) sells or transfers all or a majority of its interest in Genuity Inc. to a third party; or
    (iii) the date of termination of the GTE Agreement; or
    (iv)  the date of termination of the Agreement.

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    Genuity shall not amend the term of the GTE-Genuity Agreement without the prior written consent of TELUS, provided, however, that the term of the GTE-Genuity Agreement may be amended by Genuity without such prior written consent in order to comply with the terms of any judicial or government order, including any order adopted by the Federal Communications Commission. In such event, Genuity shall promptly notify TELUS in writing of the amended term of the GTE-Genuity Agreement.

4.2 The parties agree to revise Section 13 by deleting therefrom the following:

    "(e)  [Intentionally deleted]"

    and adding thereto a subparagraph (e) as follows:

    "(e) The Agreement shall terminate automatically on the date that the GTE-Genuity Agreement terminates."


5.  Condition Subsequent
    --------------------

5.1 The parties acknowledge and agree that the execution of this Amendment shall satisfy the condition subsequent set forth in Section 17(a) of the Agreement.

5.2 TELUS confirms to Genuity that the strategic relationship between TELUS and GTE as set forth in the GTE Agreement in effect on the date of this Agreement has not fundamentally deviated from the relationship set forth in the Heads of Agreement (Brand, Technology and Co-Marketing) between TELUS and GTE dated October 1998.

5.3 The parties hereby agree that the remaining conditions subsequent set forth in Section 17 of the Agreement are hereby satisfied or waived.


6.  General
    -------

6.1 The parties agree that, except as expressly stated herein, all terms and conditions of the Agreement shall continue in full force and effect. In the event that there is any inconsistency between this Amendment and the Agreement, the terms and conditions of this Amendment shall take precedence over the terms and conditions of the Agreement.

6.2 All capitalized terms shall have the meanings ascribed to them in the Agreement, unless a term is expressly defined or re-defined in this Amendment.

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6.3 Genuity Inc. concurs with the provisions in this Amendment and confirms its guarantee of the obligations of Genuity under the Agreement as amended hereby.


    IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.


Genuity Solutions Inc.          TELUS Corporation


By:  /s/ Genuity Solutions Inc.         By:  /s/ TELUS Corporation
     --------------------------              ---------------------
     Title:  _________________               Title:  ____________
     Date:  _________________                Date:  ____________



Genuity Inc.

By:  /s/ Genuity Inc.
     --------------------------
     Title:  _________________
     Date:  _________________


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                                   Exhibit A
                                   ---------



"IP Services" shall mean Telecommunications Services that utilize the IP (Internet Protocol) protocol as defined by the Internet Engineering Task Force
(IETF) and the International Organization for Standardization (ISO).

     Examples of IP Services:

          -  Managed IP backbone access  (e.g. Internet Advantage)
          -  Managed Internet Access for ISPs  (e.g. ISP Direct, IISP)
          -  IP access through dial in (Dialinx)
          -  IP access through xDSL
          -  Managed Virtual Private Networks for IP (e.g. VPN Advantage)
          -  IP managed security services (e.g. Site Patrol)
          -  IP infrastructure, ISP and ASP consulting services
          -  Web and eCommerce hosting services
          -  Voice over IP
          -  IP internet solutions associated with wireless technologies
          -  Direct IP circuits from Telus to the Genuity backbone network


"Non-IP Services" shall mean all Telecommunications Services other than IP Services.

"Telecommunications Services" shall have the meaning set forth in the Agreement.

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